UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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VEEVA SYSTEMS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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May 5, 2015

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Veeva Systems Inc. that will be held on Wednesday, June 17, 2015 at 3:30 p.m. Pacific Time, at Veeva Systems Inc.’s principal executive offices located at 4637 Chabot Drive, Suite 210, Pleasanton, California 94588.

Details regarding admission to the Annual Meeting and the business to be conducted are described in the accompanying proxy materials. Also included is a copy of our 2015 Annual Report. We encourage you to read this information carefully.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy card, if you have requested one. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Please review the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail regarding each of these voting options.

Thank you for your ongoing support of Veeva.

Very truly yours,

Peter P. Gassner

Chief Executive Officer and Director

VEEVA SYSTEMS INC.

4637 Chabot Drive, Suite 210

Pleasanton, California 94588

NOTICE OF ANNUAL MEETING

FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Wednesday, June 17, 2015 at 3:30 p.m. Pacific Time.
Place:	Veeva Systems Inc.’s principal executive offices located at 4637 Chabot Drive, Suite 210, Pleasanton, California 94588.
Items of Business:

(1)    To elect the two directors named in the proxy statement accompanying this notice to serve as Class II directors until the annual meeting held in 2018 and until their successors are duly elected and qualified.

(2) To ratify the appointment of KPMG LLP as Veeva Systems Inc.’s independent registered public accounting firm for the fiscal year ending January 31, 2016.
(3) To hold an advisory (non-binding) vote to approve named executive officer compensation.
(4) To hold an advisory (non-binding) vote on the frequency of future stockholder advisory votes to approve named executive officer compensation.
(5) To transact such other business as may properly come before the annual meeting or any adjournment thereof.
These items of business are more fully described in the proxy statement accompanying this notice.
Adjournments and Postponements:	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.
Record Date:	You are entitled to vote if you were a stockholder of record as of the close of business on April 28, 2015.
Voting:	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and vote on the Internet or by telephone or submit your proxy card, if you have requested one, as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About Procedural Matters.”

A Notice of Internet Availability of Proxy Materials (Notice) has been mailed to stockholders of record on or about May 5, 2015. The Notice contains instructions on how to access our proxy statement for our 2015 annual meeting of Stockholders and our fiscal 2015 annual report to stockholders on Form 10-K (together, the proxy materials). The Notice also provides instructions on how to vote online, by telephone or by mail and includes instructions on how to receive a paper copy of proxy materials by mail. The proxy materials can be accessed directly at the following Internet address: www.astproxyportal.com/ast/18559.

If you have any questions regarding this information or the proxy materials, please visit our website at www.veeva.com or contact our investor relations department at (925) 452-6500.

All stockholders are cordially invited to attend the annual meeting in person.

By order of the board of directors,

Peter P. Gassner

Chief Executive Officer and Director

This notice of annual meeting, proxy statement and accompanying form of proxy card are being made available on or about May 5, 2015.

i

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VEEVA SYSTEMS INC.

4637 Chabot Drive, Suite 210

Pleasanton, California 94588

PROXY STATEMENT FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with solicitation of proxies by our board of directors for use at the 2015 annual meeting of stockholders (the Annual Meeting) to be held at 3:30 p.m. Pacific Time on Wednesday, June 17, 2015, and any postponements or adjournments thereof. The Annual Meeting will be held at Veeva Systems Inc.’s principal executive offices located at 4637 Chabot Drive, Suite 210, Pleasanton, California 94588. Beginning on or about May 5, 2015, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) containing instructions on how to access our proxy materials. As used in this proxy statement, the terms “Veeva,” “we,” “us,” and “our” mean Veeva Systems Inc. and its subsidiaries unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS

Annual Meeting

Q:	Why am I receiving these proxy materials?

A:	Our board of directors is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held on Wednesday, June 17, 2015 at 3:30 p.m. Pacific Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. The notice of Annual Meeting, this proxy statement and accompanying form of proxy card are being made available to you on or about May 5, 2015. This proxy statement includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.

Q:	What is included in the proxy materials?

A:	The proxy materials include:

•	This proxy statement for the Annual Meeting;

•	Our 2015 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended January 31, 2015; and

•	The proxy card or a voting instruction form for the Annual Meeting, if you have requested that the proxy materials be mailed to you.

Q:	How can I get electronic access to the proxy materials?

A:	The Company’s proxy materials are available at www.astproxyportal.com/ast/18559 and at http://ir.veeva.com. Our website address is included for reference only. The information contained on our website is not incorporated by reference into this proxy statement.

You can find directions on how to instruct us to send future proxy materials to you by email at www.astproxyportal.com/ast/18559. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	What information is contained in this proxy statement?

A:	The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.

Q:	Where is the Annual Meeting?

A:	The Annual Meeting will be held at our principal executive offices located at 4637 Chabot Drive, Suite 210, Pleasanton, California 94588. The telephone number at that location is (925) 452-6500.

Q:	Can I attend the Annual Meeting?

A:	You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of April 28, 2015. Admission will begin at 3:00 p.m. Pacific Time on the date of the Annual Meeting, and you must present valid picture identification such as a driver’s license or passport and, if asked, provide proof of stock ownership as of April 28, 2015. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted at the Annual Meeting. The meeting will begin promptly at 3:30 p.m. Pacific Time. Stockholders may request directions to our principal executive offices in order to attend the Annual Meeting by calling (925) 452-6500 or visiting our website at www.veeva.com/contact-us/ and clicking “Directions.”

Stock Ownership

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Stockholders of record — If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (AST), you are considered, with respect to those shares, the “stockholder of record,” and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial owners — Many Veeva stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” The Notice was forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not stockholders of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of the proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

Quorum and Voting

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware state law. The presence, in person or by proxy, of a majority of the aggregate voting power of the issued and outstanding shares of stock entitled to vote at the meeting will constitute a quorum at the meeting. Except as otherwise expressly provided by the Certificate of Incorporation or by law, the holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote or for the consent of the stockholders of Veeva. Each holder of Class A common stock will have the right to one vote per share of Class A common stock and each holder of Class B common stock will have the right to ten votes per share of Class B common stock. A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (“stockholder withholding”) with respect to a particular matter.

Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Holders of record of our common stock at the close of business on April 28, 2015 (the Record Date) are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had 71,379,579 shares of Class A common stock outstanding and 60,254,799 shares of Class B common stock outstanding. In deciding all matters at the Annual Meeting, each holder of Class A common stock of Veeva will be entitled to one vote for each share of Class A common stock held as of the close of business on the Record Date, and each holder of Class B common stock of Veeva will be entitled to ten votes for each share of Class B common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card, if you have requested one, or following the voting directions described below, so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Stockholder of record — If you are a stockholder of record, there are three ways to vote without attending the Annual Meeting:

•	Via the Internet — You may vote by proxy via the Internet by following the instructions provided in the Notice or, if you requested printed copies of the proxy materials by mail, by following the instructions provided in the proxy card.

•	By Telephone — You may vote by proxy by telephone by following the instructions provided in the Notice or, if you requested printed copies of the proxy materials by mail, by calling the toll free number found on the proxy card.

•	By Mail — If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Beneficial owners — If you are a beneficial owner holding shares through a bank, broker or other nominee, please refer to your Notice or other information forwarded by your bank or broker to see which voting options are available to you.

Q:	What proposals will be voted on at the Annual Meeting?

A:	At the Annual Meeting, stockholders will be asked to vote:

(1)	To elect the two directors identified in this proxy statement to serve as Class II directors until the annual meeting held in 2018 and until their successors are duly elected and qualified;

(2)	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2016;

(3)	To hold an advisory (non-binding) vote to approve named executive officer compensation;

(4)	To hold an advisory (non-binding) vote on the frequency of future stockholder advisory votes to approve named executive officer compensation; and

(5)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Q:	What is the voting requirement to approve each of the proposals?

A:	Proposal One — The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder withholding or a broker non-vote) will not be counted in such nominee’s favor.

Proposal Two — The affirmative vote of a majority of votes cast is required to ratify the appointment of KMPG LLP as our independent registered public accounting firm. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome of this proposal.

Proposal Three — The affirmative vote of a majority of votes cast is required to approve the advisory vote on executive compensation. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on this proposal.

Proposal Four — A plurality of the votes cast is required to approve the advisory vote on the frequency of holding future advisory votes on executive compensation. You may vote “ONE YEAR,” “TWO YEARS,” “THREE YEARS” or “ABSTAIN” on this proposal. The frequency — one year, two years or three years — receiving the highest number of votes will be the frequency of holding future advisory votes on executive compensation recommended by the stockholders. Abstentions and broker non-votes will not affect the outcome of this proposal.

Q:	How does the board of directors recommend that I vote?

A:	Our board of directors unanimously recommends that you vote your shares:

•	“FOR” the two nominees for election as director listed in Proposal One;

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2016;

•	“FOR” the approval, on an advisory basis, of our named executive officer compensation; and

•	“THREE YEARS,” on an advisory basis, as the frequency of holding future advisory votes on named executive officer compensation.

Q:	What happens if I do not give specific voting instructions?

A:	Stockholder of record — If you are a stockholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our board of directors; or

•	Sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners — If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

A:	Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter — the proposal to ratify the appointment of KPMG LLP. Your broker will not have discretion to vote on the following “non-routine” matter absent direction from you: the election of directors, the advisory vote on executive compensation and the advisory vote on the frequency of holding future advisory votes on executive compensation.

Please note that brokers may not vote your shares on the election of directors, the advisory vote on executive compensation or the advisory vote on the frequency of holding future advisory votes on executive compensation in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	Can I change or revoke my vote?

A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

If you are a stockholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). A stockholder of record that has voted on the Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote.

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to our principal executive offices, Attention: Corporate Secretary.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Veeva may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Veeva or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Q:	Who will serve as inspector of elections?

A:	The inspector of elections will be a representative from AST.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a current report on Form 8-K within four business days after the Annual Meeting.

Stockholder Proposals and Director Nominations

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials — Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2016 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than January 6, 2016, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the Exchange Act).

Requirements for stockholder proposals to be brought before an annual meeting — In addition, our bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by our board of directors or any committee thereof or any stockholder, who is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting, who is entitled to vote at such meeting and who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations.

Our bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our board of directors, (2) otherwise properly brought before the meeting by or at the direction of our board of directors (or any committee thereto) or (3) properly brought before the meeting by a stockholder who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below).

The “Notice Deadline” is defined as that date which is not less than 90 days nor more than 120 days prior to the one year anniversary of the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2016 annual meeting of stockholders is between February 18, 2016 and March 19, 2016.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.

Recommendation of director candidates — You may recommend candidates to our board of directors for consideration by our nominating and governance committee by following the procedures set forth below in “Corporation Governance — Stockholder Recommendations for Nominations to the Board of Directors.”

Q:	How may I obtain a copy of the bylaw provisions regarding stockholder proposals and director nominations?

A:	A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Corporate Secretary. A copy of our bylaws is posted on the Investors portion of our website at http://ir.veeva.com. All notices of proposals by stockholders, whether or not included in Veeva’s proxy materials, should be sent to our principal executive offices, Attention: Corporate Secretary.

Additional Information about the Proxy Materials

Q:	Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

A:	In accordance with the rules of Securities and Exchange Commission (SEC), we have elected to furnish our proxy materials, including this proxy statement and our annual report to our stockholders, primarily via the Internet. Beginning on or about May 5, 2015, we mailed to our stockholders a “Notice of Internet Availability of Proxy Materials” that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the Internet, how to vote at the meeting, and how to request printed copies of the proxy materials and annual report. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained at www.astproxyportal.com/ast/18559. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual meetings.

Q:	What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?

A:	We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, stockholders should send their requests to our principal executive offices, Attention: Corporate Secretary. Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Q:	What is the mailing address for Veeva’s principal executive offices?

A:	Our principal executive offices are located at 4637 Chabot Drive, Suite 210, Pleasanton, California 94588. The telephone number at that location is (925) 452-6500.

Any written requests for additional information, copies of the proxy materials and 2015 Annual Report, notices of stockholder proposals, recommendations for candidates to our board of directors, communications to our board of directors or any other communications should be sent to the address above.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JUNE 17, 2015.

The proxy statement and annual report to stockholders is available at www.astproxyportal.com/ast/18559.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our board of directors may establish the authorized number of directors from time to time by resolution. Our board of directors is currently comprised of five members who are divided into three classes with staggered three-year terms. A director serves in office until his respective successor is duly elected and qualified or until his earlier death or resignation. Our restated certificate of incorporation and amended and restated bylaws that are in effect authorize only our board of directors to fill vacancies on our board of directors until the next annual meeting of stockholders. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Nominees

Two Class II directors have been nominated for election at the Annual Meeting each for a three-year term expiring in 2018. Upon the recommendation of our nominating and governance committee, our board of directors has nominated Mark Armenante and Gordon Ritter for election as Class II directors. The term of office of each person elected as director will continue until such director’s term expires in 2018, or until such director’s successor has been duly elected and qualified.

Information Regarding the Nominees and Other Directors

Nominees for Class II Directors for a Term Expiring in 2018

Name	Age	Principal Occupation and Business Experience
Mark Armenante	63	Mr. Armenante has served as a member of our board of directors since January 2007. Prior to joining Veeva, Mr. Armenante served as Vice President of Sales and in several other Group Vice President roles at Siebel Systems, where he managed alliances, operations and Siebel’s OnDemand division, for over ten years. Prior to his time at Siebel, Mr. Armenante was President of PharmaSystems, Inc., a pharmaceutical sales force management company, from January 1991 to August 1994. Mr. Armenante spent over three years at Oracle Corporation prior to joining PharmaSystems. Prior to Oracle Corporation, Mr. Armenante spent seven years with Information Resources, Inc., as Senior Vice President of Sales, which served the consumer products and pharmaceutical industries. Mr. Armenante earned a Bachelor of Arts degree in Biology from Case Western Reserve University and a Master of Business Administration from Ohio University. Our board of directors determined that Mr. Armenante should serve as a director based on his extensive business experience as an executive in industries serving pharmaceutical markets. Mr. Armenante currently serves on our audit committee and nominating and governance committee.

Name	Age	Principal Occupation and Business Experience
Gordon Ritter	50	Mr. Ritter has served as a member of our board of directors since May 2008 and serves as chairman of our board of directors. Mr. Ritter has been a General Partner at Emergence Capital Partners, a venture capital firm he founded, since June 2002. Prior to founding Emergence, Mr. Ritter was co-founder and Chief Executive Officer of Software As Service, Inc., a web services platform company. Prior to founding Software As Service, Mr. Ritter served as Vice President of the IBM Global Small Business division. Prior to IBM, Mr. Ritter was co-Founder and President of Whistle Communications, Inc., an internet appliance and services platform for small and medium-sized businesses, which was acquired by IBM. Before Whistle, Mr. Ritter was co-Founder and President of Tribe, Inc., a networking infrastructure company. Prior to Tribe, Mr. Ritter was a Vice President of Capital Markets at Credit Suisse First Boston Inc. Mr. Ritter earned a Bachelor of Arts degree in Economics from Princeton University. Our board of directors determined that Mr. Ritter should serve as a director based on his extensive business experience in the software and web services industries, his experience in venture capital, and his service as a director of various private companies. Mr. Ritter currently serves on our nominating and governance committee and compensation committee.

Incumbent Class I Director Whose Term Expires in 2017

Name	Age	Principal Occupation and Business Experience
Paul Sekhri	57	Mr. Sekhri has served as a member of our board of directors since July 2014. Since February 2015, Mr. Sekhri has been President and CEO of Lycera Corp., a biopharmaceutical company focusing on small molecule therapies for the treatment of autoimmune diseases and cancer. Prior to joining Lycera, Mr. Sekhri was Senior Vice President, Integrated Care at Sanofi S.A., is a multinational pharmaceutical company headquartered in France, from April 2014 to January 2015. From May 2013 to March 2014, Mr. Sekhri was Group Executive Vice President, Global Business Development and Chief Strategy Officer at Teva Pharmaceutical Industries, Ltd., a global pharmaceuticals company focusing manufacture of generic and proprietary pharmaceutical products headquartered in Israel. From January 2009 to May 2013, Mr. Sekhri was Operating Partner and Head, Biotech Ops Group at TPG Biotech, the life sciences venture arm of the global private investment firm TPG Capital, where he was responsible for a portfolio of more than 50 life sciences companies. From December 2004 to January 2009, Mr. Sekhri was President and CEO of Cerimon Pharmaceuticals, Inc., a pharmaceutical company focusing on autoimmune diseases and pain management. Mr. Sekhri has served as a director of numerous private and public company boards, including Enumeral Biomedical Holdings, Inc., since December 2014, Tandem Diabetes Care Inc., from May 2012 to May 2013, MacroGenics, Inc., from January 2010 to May 2013, and Intercept Pharmaceuticals, Inc., from January 2008 to September 2012. Mr. Sekhri completed postgraduate studies in clinical anatomy and neuroscience at the University of Maryland, School of Medicine and received a Bachelor of Sciences degree in Zoology from the University of Maryland. Our board of directors determined that Mr. Sekhri should serve as a director based on his extensive business and venture capital experience as an executive in industries serving pharmaceutical markets. Mr. Sekhri currently serves on our audit committee.

Incumbent Class III Directors Whose Term Expires in 2016

Name	Age	Principal Occupation and Business Experience
Ronald E.F. Codd	59	Mr. Codd has served as a member of our board of directors since February 2012. Mr. Codd has been an independent business consultant since April 2002. From January 1999 to April 2002, Mr. Codd served as President, Chief Executive Officer and a director of Momentum Business Applications, Inc., an enterprise software company. From September 1991 to December 1998, Mr. Codd served as Senior Vice President of Finance and Administration and Chief Financial Officer of PeopleSoft, Inc., a provider of enterprise application software. Mr. Codd has served on the board of directors of a number of information technology companies, including FireEye, Inc. since July 2012, Rocket Fuel Inc. since February 2012, ServiceNow, Inc. since February 2012, DemandTec, Inc. from February 2007 to February 2012, Data Domain, Inc. from October 2006 to July 2009, Interwoven, Inc. from July 1999 to April 2009 and Agile Software Corporation from August 2003 to July 2007. Mr. Codd holds a Bachelor of Sciences degree in Accounting from the University of California, Berkeley and a Master of Management in Finance and Management Information Systems degree from the Kellogg Graduate School of Management at Northwestern University. Our board of directors believes that Mr. Codd’s management experience and his software industry experience, including his experience in finance, give him the breadth of knowledge and valuable understanding of our industry which qualify him to serve as a member of our board of directors. Mr. Codd currently serves on our audit committee and compensation committee.

Peter P. Gassner	50	Mr. Gassner is one of our founders and has served as our Chief Executive Officer and one of our directors since January 2007. Prior to joining Veeva, Mr. Gassner was Senior Vice President of Technology at salesforce.com, inc., a provider of enterprise cloud computing solutions, from July 2003 to June 2005, where he led the development effort to extend the Salesforce Platform to the enterprise. Prior to his time with salesforce.com, Mr. Gassner was with PeopleSoft from January 1995 to June 2003. At PeopleSoft, he served as Chief Architect and General Manager responsible for development, strategy, marketing and deployment of PeopleTools, the architecture underlying PeopleSoft’s application suite. Mr. Gassner began his career with International Business Machines Corporation (IBM). At IBM, Mr. Gassner conducted research and development on relational database technology, including the DB2 database. Mr. Gassner earned a Bachelor of Science degree in Computer Science from Oregon State University. Our board of directors determined that Mr. Gassner should serve as a director based on his position as one of our founders and as our Chief Executive Officer, his extensive experience in general management and software and platform development and his experience in the software industry.

There are no family relationships among any of our directors or executive officers. See “Corporate Governance” below for additional information regarding our board of directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE CLASS II NOMINEES NAMED ABOVE.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Our audit committee has appointed the firm of KPMG LLP, independent registered public accountants, to audit our financial statements for the year ending January 31, 2016. KPMG LLP has audited our financial statements since the fiscal year ended January 31, 2010.

Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of Veeva and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending January 31, 2016. Our audit committee is submitting the selection of KPMG LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of KPMG LLP will be present at the Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the audit committee would reconsider the appointment.

Principal Accounting Fees and Services

The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by KPMG LLP during the years ended January 31, 2015 and 2014:

	2015	2014
Audit Fees(1)	$1,345,267	$576,050
Audit-Related Fees(2)	145,000	1,224,665
Tax Fees(3)	163,233	82,088
All Other Fees	—	—

Total Fees	$1,653,500	$1,882,803

(1)	Audit fees: This category represents fees for professional services provided in connection with the audit of our financial statements, review of our quarterly financial statements, attest services related to Section 404 of the Sarbanes-Oxley Act of 2002, and audit services provided in connection with other regulatory or statutory filings for which we have engaged KPMG LLP.
(2)	Audit-related fees: This category represents fees for professional services provided in connection with our initial public offering of common stock completed in October 2013 and follow-on offering completed in March 2014, which included review of our quarterly consolidated financial information included in our registration statement on Form S-1 filed with the SEC, as well as comfort letters, consents and review of documents filed with the SEC for which we have engaged KPMG LLP.
(3)	Tax fees: This category consists of tax compliance, tax planning, and tax advice, including foreign tax return preparation and requests for rulings or technical advice from tax authorities.

Pre-Approval of Audit and Non-Audit Services

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee (or the chair if such approval if needed on a time urgent basis) generally pre-approves of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2016.

PROPOSAL THREE

ADVISORY (NON-BINDING) VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

General

In accordance with SEC rules, stockholders are being asked to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with rules of the SEC. This is commonly referred to as a “Say-on-Pay” proposal.

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” our compensation philosophy is to provide competitive compensation to attract, motivate and retain the talented individuals that are critical for our success. This compensation philosophy is designed to fairly compensate our executives in a manner that aligns their long-term interests with those of our stockholders.

We are asking for stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules, which disclosure include the disclosures under “Executive Compensation — Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.

Accordingly, in accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This vote is advisory and therefore not binding on our board of directors or our compensation committee. Our board of directors and compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider those stockholders’ concerns and evaluate whether any actions are necessary to address those concerns.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF OUR NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL FOUR

ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF

NAMED EXECUTIVE OFFICER COMPENSATION VOTES

General

In accordance with SEC rules, stockholders are being asked to vote, on an advisory and non-binding basis, on how frequently they would like to cast an advisory vote on the compensation of our named executive officers. By voting on this proposal, our stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every year, every two years or every three years.

After careful consideration of the frequency alternatives, our board of directors believes that conducting an advisory vote on executive compensation every three years is appropriate for Veeva and our stockholders at this time. Our board of directors has determined that an advisory vote on executive compensation every three years will allow our stockholders to provide timely input on our executive compensation philosophy, policies and practices as disclosed in the our proxy statements. We recognize that our stockholders may have different views as to what is the best approach for us, and we look forward to hearing from our stockholders on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF “THREE YEARS,” ON AN ADVISORY BASIS, AS THE FREQUENCY OF NAMED EXECUTIVE OFFICER COMPENSATION VOTES.

CORPORATE GOVERNANCE

Code of Conduct

Our board of directors has adopted a code of conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our code of conduct is posted on the Investors portion of our website at http://ir.veeva.com. We intend to disclose future amendments to, or waiver of, our code of conduct, at the same location on our website identified above.

Board Composition

Our business affairs are managed under the direction of our board of directors, which is currently composed of five members. Four of our directors are independent within the meaning of the listing rules of the New York Stock Exchange (NYSE). Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

Directors in a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or the earlier of his or her death, resignation or removal. The classification of our board of directors may have the effect of delaying or preventing changes in our control or management.

Director Independence

Our Class A common stock is listed on the NYSE. The listing rules of this stock exchange generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the rules of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that none of our non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of the NYSE. The independent members of our board of directors will hold separate regularly scheduled executive session meetings at which only independent directors are present.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries. Each of Messrs. Armenante, Sekhri, and Codd qualify as an independent director pursuant to Rule 10A-3.

Board Leadership Structure

Pursuant to our Corporate Governance Principles, our board of directors may separate or combine the roles of the chairman of the board of directors and chief executive officer when and if it deems it advisable and in our best interests and in the best interests of our stockholders to do so. We currently separate the positions of chairman of the board of directors and chief executive officer. Our board of directors is currently chaired by Mr. Ritter. Separating the positions of chief executive officer and chairman of the board of directors allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board of directors to lead our board of directors in its fundamental role of providing independent advice to, and oversight of, management. Our board of directors believes that having an independent director serve as Chairman is the appropriate leadership structure for us at this time. Mr. Ritter, as our Chairman, presides over separate regularly scheduled executive session meetings at which only independent directors are present. Our Corporate Governance Principles are posted on the Investors portion of our website at http://ir.veeva.com.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee. Our board of directors and its committees set schedules for meeting throughout the year and can also hold special meetings and act by written consent from time to time, as appropriate. Our board of directors has delegated various responsibilities and authority to its committees as generally described below. The committees will regularly report on their activities and actions to the full board of directors. Each member of each committee of our board of directors qualifies as an independent director in accordance with NYSE listing standards. Each committee of our board of directors has a written charter approved by our board of directors. Copies of each charter are posted on the Investors portion of our website at http://ir.veeva.com.

Audit Committee

During our fiscal year ended January 31, 2015, our audit committee held eight meetings. The members of our audit committee are Messrs. Armenante, Codd and Sekhri, each of whom is a non-employee member of our board of directors and can read and understand fundamental financial statements. Messrs. Armenante, Codd and Sekhri are each independent under the rules and regulations of the SEC and the listing standards of the NYSE applicable to audit committee members. Mr. Codd serves as chair of the audit committee. Our board of directors has determined that Mr. Codd’s service on three other public company boards of directors will not impair his ability to serve effectively on the audit committee. Our board of directors has determined that Mr. Codd qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE. The designation does not impose on Mr. Codd any duties, obligations or liabilities that are greater than are generally imposed on any other member of our audit committee and our board of directors.

The audit committee of our board of directors oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our audit committee is responsible for reviewing our disclosure controls and processes and the adequacy, effectiveness of our internal controls and the performance of our internal audit function. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our audit committee before we enter into them, as required by applicable rules and listing standards.

Compensation Committee

During our fiscal year ended January 31, 2015, our compensation committee held three meetings. The members of our compensation committee are Messrs. Codd and Ritter, each of whom is a non-employee member of our board of directors, including under applicable tax (IRC Section 162(m)) rules, and each of whom our board of directors has determined qualify as independent under Rule 10C of the Exchange Act and related NYSE listing standards. Mr. Ritter serves as chair of the compensation committee. The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to executive compensation policies and programs. Among other things, specific responsibilities of our compensation committee include evaluating the performance of our chief executive officer and determining our chief executive officer’s compensation. The compensation committee also determines the compensation of our other executive officers in consultation with our chief executive officer. In addition, our compensation committee administers our stock-based compensation plans, including granting equity awards and approving modifications of such awards. Our compensation committee also reviews and approves various other compensation policies and matters, and has both the authority to engage its own advisors to assist it in carrying out its function and the responsibility to assess the independence of such advisors in accordance with SEC rules and NYSE listing standards.

Our compensation committee has delegated to the non-executive equity committee, consisting of our chief executive officer, the authority to approve equity grants within certain guidelines, which include a prohibition on the approval of equity grants to our executive officers. Our chief executive officer, chief financial officer, and general counsel assist our compensation committee in carrying out its functions, although they do not participate in deliberations or decisions with respect to their own compensation. During our fiscal year ended January 31, 2015, our compensation committee engaged the services of Compensia, Inc., a compensation consulting firm, to advise the compensation committee regarding the amount and types of compensation that we provide to our executives and directors and how our compensation practices compared to the compensation practices of other companies. Compensia reports directly to the compensation committee. Compensia does not provide any services to us other than the services provided to the compensation committee. The compensation committee believes that Compensia does not have any conflicts of interest in advising the compensation committee under applicable SEC rules or NYSE listing standards.

Nominating and Governance Committee

During our fiscal year ended January 31, 2015, our nominating and governance committee held two meetings. The members of our nominating and governance committee are Messrs. Armenante and Ritter, each of whom is a non-employee member of our board of directors.... Messrs. Armenante and Ritter are each independent under the listing standards of the NYSE applicable to nominating and governance committee members. Mr. Armenante serves as chair of the nominating and governance committee. The nominating and governance committee oversees the nomination of directors, including, among other things, identifying, evaluating and making recommendations of nominees to our board of directors and evaluates the performance of our board of directors and individual directors. Our nominating and governance committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our governance practices and making recommendations to our board of directors concerning corporate governance matters.

Compensation Committee Interlocks and Insider Participation

As noted above, the compensation committee of our board of directors is comprised of Messrs. Codd and Ritter. During our fiscal year ended January 31, 2015, our compensation committee consisted of Messrs. Codd and Ritter. None of our executive officers serves, or served during our fiscal year ended January 31, 2015, as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or our compensation committee.

Meetings of the Board of Directors

The full board of directors met five times during our fiscal year ended January 31, 2015. No director attended fewer than 75% of the total number of meetings of the board of directors and of any committees of the board of directors of which he or she was a member during our fiscal year ended January 31, 2015.

It is our policy that directors are invited and encouraged to attend our annual meetings of stockholders. We have scheduled our Annual Meeting on the same day as a regularly scheduled board of directors meeting in order to facilitate attendance by the members of our board of directors.

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and governance committee has adopted Policies and Procedures for Director Candidates. Stockholder recommendations for candidates to our board of directors must be received by December 31st of the year prior to the year in which the recommended candidates will be considered for nomination, must be directed in writing to Veeva Systems Inc., 4637 Chabot Drive, Suite 210, Pleasanton, CA 94588, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between us and the candidate within the last three years and evidence of the recommending person’s ownership of our capital stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership on the board of directors, including issues of character, judgment, diversity, age, independence, expertise, corporate experience, other commitments and the like, personal references and an indication of the candidate’s willingness to serve.

Board Oversight of Risk

One of the key functions of our board of directors is informed oversight of our risk management process. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our executive officers are responsible for the day-to-day management of the material risks we face. Our board of directors administers its oversight function directly as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. For example, our audit committee is responsible for overseeing the management of risks associated with our financial reporting, accounting and auditing matters, as well as overseeing our internal audit function, which focuses on these and other enterprise risks; our compensation committee oversees major risks associated with our compensation policies and programs; and our nominating and governance committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our board of directors and director succession planning.

Director Compensation

The following table sets forth information about the compensation of the non-employee members of our board of directors who served as a director during our fiscal year ended January 31, 2015. Other than as set forth in the table and described more fully below, during our fiscal year ended January 31, 2015, we did not pay any fees to, make any equity awards or non-equity awards to or pay any other compensation to the non-employee members of our board of directors. Mr. Gassner, our Chief Executive Officer, receives no compensation for his service as a director, and is not included in the table below.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	Total ($)
Mark Armenante	37,667	197,362	235,029
Ronald E.F. Codd	59,667	197,362	257,029
Gordon Ritter	53,083	197,362	250,445
Paul Sekhri(4)	28,583	851,574	880,157
Young Sohn(5)	6,667	197,362	204,029
Kevin Spain(5)	7,333	197,362	204,695

(1)	Includes the annual retainers paid to each director (including the annual retainers for committee membership), the annual retainers paid to the chairperson of each committee and to our non-executive chairman or lead independent director.

(2)	Represents the aggregate grant date fair value of option awards granted to the director during fiscal 2015, computed in accordance with FASB ASC Topic No. 718. See note 11 of the notes to our consolidated financial statements included in our annual report on Form 10-K filed on April 1, 2015 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards.
(3)	As of January 31, 2015, the above-listed directors held outstanding options to purchase the following number of shares of our Class A common stock: Mr. Armenante (20,000); Mr. Codd (20,000); Mr. Ritter (20,000); Mr. Sekhri (60,000); Ms. Sohn (0); Mr. Spain (0). As of January 31, 2015, Mr. Codd also held an outstanding option to purchase 150,250 shares of Class B common stock which represents the unexercised portion of an option granted in March 2012 for 312,500 shares of Class B common stock. Mr. Codd’s option was granted under our 2007 Stock Plan with an exercise price of $1.11 per share, in connection with his commencement of service as a member of our board of directors. This option vests over a five-year period, commencing on February 15, 2012, as follows: 20% of the Class B common stock underlying the option vested on February 15, 2013, with the remaining shares vesting in equal monthly installments over four years thereafter. If we are subject to a change in control (defined as the consummation of a merger or our consolidation with or into another entity or our dissolution, liquidation or winding up) before Mr. Codd’s service as a director terminates, then the vested portion of the stock option will be determined by adding 24 months to his time of actual service. Notwithstanding the vesting schedule, the stock option was immediately exercisable in full as of the date of the grant, with the shares underlying the option subject to a lapsing right of repurchase until vested in favor of us at the exercise price.
(4)	Mr. Sekhri joined our board of directors effective July 7, 2014.
(5)	Ms. Sohn and Mr. Spain resigned from our board of directors effective July 7, 2014.

Under our Non-Employee Director Compensation Plan, each non-employee member of our board of directors receives an annual cash retainer of $40,000 and the non-executive chairman or lead independent director receives an additional annual cash retainer of $20,000. Non-employee members of the audit committee, compensation committee and nominating and governance committee receive an annual cash retainer of $9,000, $7,000 and $4,000, respectively, with the chairs of those committees receiving an annual cash retainer of $20,000, $15,000 and $7,500, respectively.

Non-employee members of our board of directors also receive grants of non-statutory stock options under the 2013 Equity Incentive Plan. Each non-employee director joining our board of directors will be granted, at the time their director service commences, a non-statutory stock option to purchase shares of common stock in an amount and with a vesting scheduled to be determined by our board of directors with an exercise price equal to the fair market value of our Class A common stock on the grant date.

In addition, on the date of each annual meeting of stockholders, each non-employee director who is serving on our board of directors as of such date will be granted a non-statutory stock option to purchase 20,000 shares of the our Class A common stock with an exercise price equal to the fair market value of the our Class A common stock on the grant date. Such annual grants vest in full on the one-year anniversary of the grant date. We have a policy of reimbursing our directors for their reasonable out-of-pocket expenses incurred in attending board of directors and committee meetings.

Communications with the Board of Directors

Stockholders and other interested parties wishing to communicate with our board of directors or with an individual member of our board of directors may do so by writing to the board of directors or to the particular member of the board of directors, care of the Corporate Secretary by mail to our principal executive offices, Attention: Corporate Secretary. The envelope should indicate that it contains a stockholder or interested party communication. All such communications will be forwarded to the director or directors to whom the communications are addressed.

EXECUTIVE OFFICERS

The following table provides information concerning our executive officers as of March 31, 2015:

Name	Age	Position(s)
Peter P. Gassner	50	Chief Executive Officer and Director
Matthew J. Wallach	42	President
Timothy S. Cabral	47	Chief Financial Officer
E. Nitsa Zuppas	45	Chief Marketing Officer
Jonathan W. (“Josh”) Faddis	43	Vice President, General Counsel and Corporate Secretary

Peter P. Gassner. See biographical information set forth above under “Proposal One — Election of Directors — Information Regarding the Nominees and Other Directors.”

Matthew J. Wallach is one of our founders and has served in various senior executive roles since joining Veeva in March 2007. He currently serves as our President and prior to that served as our Chief Strategy Officer from September 2010 to August 2013. Between April 2005 and March 2007, Mr. Wallach served as Chief Marketing Officer at Health Market Science, Inc., a supplier of healthcare data solutions. From January 2004 to December 2004, Mr. Wallach served as Vice President of Marketing and Product Management at IntelliChem, Inc., a provider of scientific content management solutions. Mr. Wallach was previously the General Manager of the Pharmaceuticals & Biotechnology division at Siebel Systems, Inc., a customer relationship management software company, from August 1998 to December 2003. Mr. Wallach earned a Bachelor of Arts degree in Economics from Yale University and a Master of Business Administration from the Harvard Business School.

Timothy S. Cabral has served as our Chief Financial Officer since February 2010. Prior to joining Veeva, Mr. Cabral served as Chief Financial Officer and Chief Operations Officer for Modus Group, LLC, a wireless solutions and services company, from February 2008 to February 2010 and served as Chief Financial Officer and Vice President of Operations for Agistics, Inc., an employee management services company, from March 2005 to June 2007. Mr. Cabral previously spent more than seven years at PeopleSoft, beginning in November 1997, where he held various positions, including Vice President of Products & Technology Finance and Senior Director of Corporate FP&A. Mr. Cabral earned a Bachelor of Science degree in Finance from Santa Clara University and a Master of Business Administration from the Leavey School of Business at Santa Clara University.

E. Nitsa Zuppas has served as our Chief Marketing Officer since March 2013. Prior to joining Veeva, Ms. Zuppas served as Chief Marketing Officer for First Virtual Group, a diversified holding company with global interests in real estate, agribusiness, philanthropy, and global financial asset management, and Executive Director of the Siebel Foundation from February 2006 to March 2013. From March 1998 to January 2006, Ms. Zuppas served in a number of executive roles at Siebel Systems, including Director, Product Marketing, Senior Director, Investor Relations, General Manager, Siebel Retail, and Vice President, Marketing. Ms. Zuppas earned a Bachelor of Arts degree in Art History from California State University.

Jonathan W. (“Josh”) Faddis has served as our Vice President and General Counsel since September 2012. Mr. Faddis has also served as our Corporate Secretary since May 2013. Prior to joining Veeva, Mr. Faddis served in various roles at Taleo Corporation, a software-as-a-service provider of human capital management solutions, beginning in June 2001 through April 2012, including Senior Vice President, General Counsel, and Corporate Secretary. Prior to joining Taleo, Mr. Faddis conducted intellectual property and business litigation at Fulbright & Jaworski LLP and served as a Judicial Clerk for the Honorable Justice Craig Enoch, Supreme Court of the State of Texas. Mr. Faddis earned a Bachelor of Science in Agricultural Economics from Texas A&M University and a Juris Doctor degree from the Georgetown University Law Center.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis.

This compensation discussion and analysis reviews and discusses our compensation programs and policies for our fiscal year ended January 31, 2015 for the following individuals:

•	Peter P. Gassner, Chief Executive Officer and Director

•	Timothy S. Cabral, Chief Financial Officer

•	Matthew J. Wallach, President

•	Jonathan W. (“Josh”) Faddis, Vice President, General Counsel and Corporate Secretary

We refer to these executive officers collectively in this Compensation Discussion and Analysis (CD&A) and the accompanying compensation tables as our “named executive officers” or “NEOs.” More detailed information about the compensation provided to our NEOs for our fiscal year ended January 31, 2015 (fiscal year 2015) is set forth in the Summary Compensation Table and other tables that follow this section, as well as the accompanying footnotes and narratives relating to those tables. This CD&A also discusses our executive compensation philosophy, objectives and design; how and why our Compensation Committee arrived at the specific compensation policies and decisions involving our executive team, including the NEOs, with respect to compensation paid for our fiscal year 2015; the role of Compensia, our outside compensation consultant; the peer group used in evaluating executive officer compensation; individual components of our executive compensation programs; and certain other policies affecting executive compensation at Veeva.

Executive Compensation Philosophy, Objectives, Design and Components

We operate in the software/technology industry, which is highly competitive for executive talent. It is critical to accomplishing our business objectives that we are able to attract and retain talented executives whose skills and experience enable them to contribute to our long-term success. As such, the principle objectives and philosophy of our executive compensation programs are to fairly compensate our executives in a manner that aligns their long-term interests with those of our stockholders.

The primary components of the compensation programs for our named executive officers are base salary and stock options. Prior to completing our initial public offering (IPO) in 2013, our Compensation Committee determined to maintain through the offering and for some time thereafter a straight-forward executive compensation program that continues to foster an ownership mentality by emphasizing long-term equity compensation over cash compensation. We do not currently provide any of our named executive officers with short-term incentive compensation or other cash bonus programs.

Role of Compensation Committee, Management and Compensation Consultant

Role of Compensation Committee. Our Board of Directors has established a Compensation Committee to discharge its responsibilities relating to executive compensation policies and programs. Our Compensation Committee evaluates the performance of our Chief Executive Officer and determines his compensation. The Compensation Committee also determines the compensation of our other executive officers in consultation with our Chief Executive Officer. In making its decisions, our Compensation Committee considers such matters as the members deem appropriate, including our financial and operating performance, the performance of our Class A common stock, factors specific to individual officers such as their individual achievements and retention concerns, and the comparative compensation data described below. Our Compensation Committee has delegated authority to our Chief Executive Officer to make certain routine equity award grants, as described below. For additional information on the Compensation Committee, see “Committees of the Board of Directors — Compensation Committee” elsewhere in this proxy statement.

Role of Management. Members of management, including our Chief Executive Officer, Chief Financial Officer and our General Counsel, work with our Compensation Committee and often attend the Compensation Committee meetings. Members of management also make presentations to our Compensation Committee regarding our equity grants and the adequacy of the remaining equity pool to achieve retention concerns. Although our Chief Executive Officer participates in the discussion and decisions relating to the compensation of our other executive officers, he does not participate in the decision-making process with respect to his own compensation. Our Chief Executive Officer comprises the Non-Executive Equity Committee, to which our Compensation Committee has delegated authority to make routine equity award grants to newly-hired, non-officer-level employees, as well as promotional and refresh equity award grants to non-officer-level employees, all within certain share parameters established and reviewed from time to time by the Compensation Committee.

Role of Compensation Consultant. Our Compensation Committee has the authority to engage its own advisers to assist it in performing its duties and the Company pays the fees charged by such advisors. Compensia, outside compensation consultant to the Compensation Committee, has been engaged to assist the Committee in its decision-making process by providing information on competitive market compensation practices, identifying a peer group against which to compare the Company’s compensation programs, providing information including market data on our outside director compensation program, and supplying such other information and recommendations as the Committee may from time to time to request.

Peer Group and Competitive Data

In making compensation decisions for our named executive officers for fiscal year 2015, our Compensation Committee considered data supplied by Compensia on the compensation of executives at the peer companies listed below. Our Compensation Committee believes it is useful to review this comparative data when evaluating our executive compensation programs and making compensation decisions for our named executive officers. While it uses this data as a reference point, the Compensation Committee does not feel it necessary at this stage to mirror the compensation provided by these other companies or to target any specific percentile or range of percentiles for cash, incentive, equity or total compensation for our executive officers relative to these peer companies. Compensia also provided data to the Compensation Committee from the Radford High Technology Survey.

The peer group recommended by Compensia and accepted by our Compensation Committee at the end of 2013 and whose compensation practices data was considered by the Compensation Committee for compensation decisions during and with respect to our fiscal year 2015 consisted of the following companies, which were selected based upon industry, revenue, market cap, profitability and headcount:

Aspen Technology	athenahealth	CommValutSystems	Concur Technologies

Cornerstone OnDemand	Guidewire Software	Infoblox	Medidata Solutions

NetSuite	Palo Alto Networks	Qlik Technologies	ServiceNow

SolarWinds	Splunk	Tableau Software	The Ultimate Software Group

Workday

Principal Elements of Compensation

The compensation of our named executive officers for fiscal year 2015 consisted of base salary and stock options granted in prior fiscal years but that continued vesting during fiscal year 2015. The relative proportion of these components have not been dictated by any particular formula, and the mix and amount of compensation elements has been and will continue to be within the discretion and business judgment of our Compensation Committee. Our Compensation Committee has purposefully emphasized long-term incentive compensation in the form of stock options, and total compensation for our executive officers is therefore more heavily weighted toward equity compensation than cash.

Base Salary. We provide base salaries to our named executive officers to compensate them for services rendered on a day-to-day basis and to provide sufficient fixed cash compensation to allow them to fund their personal and household expenses while remaining focused on their responsibilities to the company. Our Compensation Committee reviewed and revised base salaries for our named executive officers during fiscal year 2014, shortly before our initial public offering, and at that time structured our program so that all executive officers receive the same base salary. It again reviewed base salary levels in fiscal year 2015 and determined not to change those levels for Messrs. Gassner, Cabral and Wallach. It did increase Mr. Faddis’s base salary in March 2014 to $275,000, the same level as our other executive officers. We expect that our Compensation Committee will generally review base salary levels annually and may review them more frequently, for example in connection with a promotion.

Annual Cash Incentive Bonuses. Including as a result of having made substantial equity awards during fiscal year 2014, our Compensation Committee determined in fiscal year 2015 not to establish a short-term cash incentive bonus program for our named executive officers.

Equity Awards. Stock options allow our executive officers to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant. Stock options granted to newly-hired employees generally vest over a five-year period.

In March 2013, the compensation committee of our board of directors granted stock options to each of our named executive officers. The grants to our named executive officers, in connection with the determination of their base salaries at that time, were intended to strengthen the long-term component of each such officer’s compensation, provide further retention incentive for these officers and de-emphasize cash-based compensation. Information about these stock options are found in the Outstanding Equity Awards at Fiscal 2015 Year-End table below. Because of the continued vesting of these stock options, our Compensation Committee did not grant any equity awards during fiscal year 2015 to our named executive officers.

Perquisites, Retirement and Other Benefits. We generally do not provide perquisites or other benefits to our named executive officers other than those available to employees generally. We have established a 401(k) tax-deferred savings plan, which permits participants, including our named executive officers, to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (Code). We are responsible for administrative costs of the 401(k) plan. We may, at our discretion, make matching contributions to the 401(k) plan. No employer contributions have been made to date.

Severance and Change in Control Benefits. Other than Mr. Faddis, none of our named executive officers is currently eligible for any severance or change in control-related benefits. Mr. Faddis’s offer letter with us, negotiated when he was hired in late 2012, provides that if he is terminated without cause or resigns for good reason within 60 days prior to or 18 months following a change in control, then he will vest in all of his outstanding equity awards to the same extent as if he had remained employed for an additional 24 months from the date of such termination or resignation.

Other Compensation-Related Policies

Executive Officer Recoupment Policy

We have not adopted a policy on whether we will make retroactive adjustments to any cash or equity-based incentive compensation paid to the named executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. Our Compensation Committee believes that this issue is best addressed if and when a need actually arises, when all of the facts regarding the restatement are known. We intend to comply with all applicable laws and regulations requiring any adjustments to or recovery of incentive compensation.

Stock Ownership Guidelines; Trading and Hedging Policies

Our Corporate Governance Principles encourage our executive officers to own stock. We do not, however, have stock ownership guidelines for our executive officers that require ownership of a specific amount of stock, because the Compensation Committee believes that the stock and option holdings of our executive officers are sufficient at this time to align their interests with those of our stockholders. However, we continue to evaluate the usefulness and appropriateness of such guidelines from time to time. Our executive officers are subject to our insider trading policy that prohibits, among other things, hedging transactions in our common stock as well as pledging of our securities.

Compensation Policies and Practices as they relate to Risk Management

Our Compensation Committee has reviewed our compensation-related risks, and the Committee does not believe that our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on the Company, since our straight-forward executive compensation program continues to foster an ownership mentality by emphasizing long-term equity compensation over cash compensation.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code, or the Code, will limit the amount that we may deduct from our federal income taxes for remuneration paid to our executive officers to one million dollars per executive officer per year, unless certain requirements are met. Section 162(m) provides an exception from this deduction limitation for certain forms of “performance-based compensation,” as well as for the gain recognized by executive officers upon the exercise of qualifying compensatory stock options. Gain from settlement of restricted stock units and bonus payments to executives may not be tax deductible. While our Compensation Committee is mindful of the benefit to us of the full deductibility of compensation and will consider deductibility when analyzing potential compensation alternatives, our Compensation Committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our executive officers in a manner that can best promote our corporate objectives. Therefore, our Compensation Committee has not adopted a policy that requires that all compensation be deductible.

No Gross-ups of Parachute Payments and Deferred Compensation

We did not provide any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during fiscal year 2015, and we have not agreed and are not otherwise obligated to provide any named executive officers with such a “gross-up” or other reimbursement.

Accounting Treatment

We account for stock compensation in accordance with the authoritative guidance set forth in ASC Topic 718, which requires companies to measure and recognize the compensation expense for all share-based awards made to employees and directors, including stock options and RSUs, over the period during which the award recipient is required to perform services in exchange for the award (for executive officers, generally the four- or five-year vesting period of the award). We estimate the fair value of stock options granted using the Black-Scholes option-valuation model “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below.

Compensation Committee Report(1)

Our Compensation Committee establishes the compensation programs for our named executive officers. In connection with such responsibility, our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement.

In reliance on the review and discussions referred to above, our Compensation Committee has recommended to our board of directors that this Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for the year ended January 31, 2015 and in this proxy statement.

Gordon Ritter, Chair

Ronald E.F. Codd

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, other than our Annual Report on Form 10-K, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Summary Compensation Table

The following table provides information concerning the compensation paid to our Chief Executive Officer, our Chief Financial Officer and our next two most highly compensated executive officers for fiscal year 2015. We refer to these individuals as our named executive officers.

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		Total ($)
Peter P. Gassner	2015	275,000	—	—		275,000
Chief Executive Officer	2014	270,833	7,912,742	—		8,183,575
	2013	225,000	—	—		225,000
Timothy S. Cabral	2015	275,000	—	—		275,000
Chief Financial Officer	2014	272,917	3,080,907	—		3,353,823
	2013	245,833	—	—		245,833
Matthew J. Wallach	2015	275,000	—	—		275,000
President	2014	292,917	3,080,907	—		3,373,824
	2013	313,750	—	100,000	(2)	413,750
Jonathan W. (“Josh”) Faddis	2015	272,917	—	—		272,917
Vice President, General Counsel and Corporate Secretary

(1)	The amounts in this column represent the aggregate grant date fair value of options to purchase shares of our Class B common stock that were granted to the officer in the applicable fiscal year, computed in accordance with FASB ASC Topic No. 718. See note 11 of the notes to our consolidated financial statements included in our annual report on Form 10-K filed on April 1, 2015 for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards. These amounts do not purport to reflect the value that will be recognized by the named executive officers upon sale of the underlying securities.
(2)	Represents amounts earned by Mr. Wallach in our fiscal year ended January 31, 2013 under his cash incentive bonus program.

Fiscal 2015 Grants of Plan-Based Awards

None of our named executive officers received stock, option, or other incentive awards, such as from a cash bonus plan, during fiscal year 2015.

Outstanding Equity Awards at Fiscal 2015 Year-End

The following table sets forth information regarding each unexercised option held by each of our named executive officers as of January 31, 2015.

The vesting schedule applicable to each outstanding award is described in the footnotes to the table below.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Vested (#)		Number of Securities Underlying Unexercised Options Unvested (#)		Option Exercise Price ($)	Option Expiration Date
Peter P. Gassner	3/10/2013	—		3,333,333	(1)	3.92	3/9/2023
Timothy S. Cabral	2/24/2010	90,000	(2)	—		0.13	2/23/2020
	3/10/2013	56,444		1,088,889	(1)	3.92	3/9/2023
Matthew J. Wallach	3/10/2013	47,732		1,088,889	(1)	3.92	3/9/2023
Jonathan W. (“Josh”) Faddis	9/28/2012	24,500	(3)	200,000		1.54	9/27/2022
	3/10/2013	—		100,000	(1)	3.92	3/9/2023

(1)	The stock options vest monthly over a five-year period following the vesting commencement date. The vesting commencement dates for the option grants are February 1 of 2015, 2014, 2014 and 2017 for Messrs. Gassner, Cabral, Wallach and Faddis, respectively.
(2)	Represents the unexercised portion of an option grant for 700,000 shares, which was exercisable in full as of the grant date but subject to our right of repurchase at the exercise price that lapses in accordance with the option’s vesting schedule. 1/4th of the shares subject to the option vested on February 22, 2011, and an additional 1/48th of the option shares vested upon the completion of each additional month of service thereafter.
(3)	Represents the unexercised portion of an option grant for 375,000 shares, which was exercisable in full as of the grant date but subject to our right of repurchase at the exercise price that lapses in accordance with the option’s vesting schedule. 20% of the shares subject to the option vested on September 16, 2013, and an additional 1/60th of the option shares vest upon completion of each additional month of service thereafter.

Fiscal 2015 Option Exercises and Stock Vested

The following table shows the number of shares acquired upon exercise of options by each named executive officer during fiscal year 2015 and the number of shares of restricted stock held by each named executive officer that vested during fiscal year 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Peter P. Gassner	—	—	1,302,083	$35,351,555
Timothy S. Cabral	348,000	$9,562,748	—	—
Matthew J. Wallach	196,712	$5,124,348	—	—
Jonathan W. (“Josh”) Faddis	500	$12,790	50,000	$1,227,563

(1)	Value realized is based on the fair market value of our Class A common stock on the date of exercise minus the exercise price.
(2)	Represents shares of our common stock that were acquired pursuant to the exercise of stock options prior to vesting and which were subject to our right of repurchase which lapsed during fiscal year 2015.

(3)	Value realized is based on the fair market value of our Class A common stock on the vesting date minus, the purchase price paid for the shares.

Fiscal 2015 Potential Payments Upon Termination or Change in Control

We have entered into offer letters with each of Messrs. Gassner, Cabral, Wallach and Faddis, none of which provide a right to receive severance in the event of a termination of their employment. Other than Mr. Faddis, none of our named executive officers is currently eligible for any change in control-related benefits. Mr. Faddis’s offer letter provides that if he is terminated without cause or resigns for good reason within 60 days prior to or 18 months following a change in control, then he will vest in all of his outstanding equity awards to the same extent as if he had remained employed for an additional 24 months from the date of such termination or resignation.

Additionally, pursuant to each of our 2013 Equity Incentive Plan, our 2012 Equity Incentive Plan and our 2007 Stock Plan, if we are subject to a change in control before a participant’s service terminates and an outstanding award thereunder is not continued, assumed or substituted, then a participant who is otherwise entitled to vesting acceleration that could be triggered as of a date following the effective time of the change in control as a result of a qualifying termination of service shall be deemed to be vested, as if all triggering events had occurred as of the effective time of the transaction. None of our named executive officers are eligible for such vesting acceleration other than Mr. Faddis.

Assuming Mr. Faddis’s employment was terminated as of January 31, 2015 and such termination was within 60 days prior to or 18 months following our change in control, Mr. Faddis would have been eligible to receive option acceleration pursuant to his offer letter in the amount of $4,083,000. This value was calculated by multiplying the number of unvested option shares eligible for acceleration by the difference between $28.76, the closing price of our Class A common stock on January 30, 2015, the last trading day of our fiscal year, and the exercise price of the option.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2015 for:

•	each of our named executive officers;

•	each of our directors;

•	all of our executive officers and directors as a group; and

•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Class A common stock or Class B common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 70,978,522 shares of Class A common stock and 60,510,936 shares of Class B common stock outstanding at March 31, 2015. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options and restricted stock units held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of March 31, 2015. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Veeva Systems Inc., 4637 Chabot Drive, Suite 210, Pleasanton, California 94588.

	Shares Beneficially Owned				% Total Voting Power(1)
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%
Named Executive Officers and Directors:
Peter P. Gassner(2)	—	*	13,374,999	22.0	19.8
Matthew J. Wallach(3)	—	*	2,493,675	4.1	3.7
Timothy S. Cabral(4)	566	*	681,333	1.1	1.0
Jonathan W. (“Josh”) Faddis(5)			223,500	*	*
Mark Armenante(6)	—	*	11,900,000	19.7	17.6
Ronald E.F. Codd(7)	—	*	288,500	*	*
Gordon Ritter(8)	359,047	*	15,450,000	25.5	22.9
Paul Sekhri	—	*	0	—	*
All Executive Officers and Directors as a Group (9 persons)(9)	382,620	*	44,461,674	73.5	65.8
5% Stockholders:
T.Rowe Price Associates, Inc. and affiliates(10)	11,267,990	15.9	—	*	1.7
BlackRock, Inc.(11)	7,453,393	10.5	—	*	1.1
Wellington Management Group LLP(12)	5,613,992	7.9	—	*	*
JPMorgan Chase & Co.(13)	4,681,909	6.6	—	*	*
Emergence Capital Partners II, L.P.(14)	—	*	15,450,000	25.5	22.9
Young Sohn(15)	—	*	11,730,000	19.4	17.3
Craig Ramsey(16)	800,000	1.1	4,030,000	6.7	6.1

*	Less than 1 percent.
(1)

Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share. Each share of Class B common stock is convertible, at any time at the option of the holder, into one (1) share of Class A common stock.

(2)	Includes (i) 10,000,000 shares of Class B common stock held directly by Mr. Gassner, (ii) 3,208,333 shares of Class B common stock held by Peter Gassner and Piyajit Gassner as Community Property, and (iii) 166,666 shares of Class B common stock issuable to Mr. Gassner pursuant to options exercisable within 60 days of March 31, 2015, of which all of the shares were vested as of such date.
(3)	Includes (i) 900,000 shares of Class B common stock held by Matt Wallach and Cristina Wallach as joint tenants with right of survivorship, (ii) 300,000 shares of Class B common stock held by the Matt Wallach 2012 Irrevocable Trust, (iii) 300,000 shares of Class B common stock held by the Matt Wallach 2013 Irrevocable Trust, (iv) 76,332 shares of Class B common stock issuable to Mr. Wallach pursuant to options exercisable within 60 days of March 31, 2015, of which all of the shares were vested as of such date, and (v) 917,343 shares of Class B common stock held directly by Mr. Wallach.
(4)	Includes (i) 566 shares of Class A common stock held by Tim Cabral, (ii) 200,000 shares of Class B common stock held by Tim Cabral and Julia Cabral as community property, (iii) 192,404 shares of Class B common stock held by the TC 2013 Annuity Trust, (iv) 117,596 shares of Class B common stock held by The Cabral Family Trust dated April 17, 2001 and (v) 171,333 shares of Class B common stock issuable to Mr. Cabral pursuant to options exercisable within 60 days of March 31, 2015, of which all of the shares were vested as of such date.
(5)	Includes 223,500 shares of Class B common stock issuable to Mr. Faddis pursuant to options exercisable within 60 days of March 31, 2015, of which 48,500 of the shares were vested as of such date.
(6)	Includes (i) 9,150,000 shares of Class B common stock held directly by Mr. Armenante, (ii) 808,000 shares of Class B common stock held by Mark A. Armenante and Elizabeth T. Armenante, Trustees of the Elizabeth T. Armenante Grantor Retained Annuity Trust dated May 20, 2013, (iii) 808,000 shares of Class B common stock held by Mark A. Armenante and Elizabeth T. Armenante, Trustees of the Mark A. Armenante Grantor Retained Annuity Trust dated May 20, 2013, (iv) 500,000 shares of Class B common stock held by the Christina E. Armenante Trust 2000 U/A dated July 14, 2000, (v) 500,000 shares of Class B common stock held by the Andrew M. Armenante Trust 2000 U/A dated July 14, 2000, and (vi) 134,000 shares of Class B common stock held by Armenante Family Trust 2000, dated July 19, 2000.
(7)	Includes (i) 138,250 shares of Class B common stock held directly by the Codd Revocable Trust dated March 6, 1998, and (ii) 150,250 shares of Class B common stock issuable to Mr. Codd pursuant to an option exercisable within 60 days of March 31, 2015, of which 40,875 of the shares were vested as of such date.
(8)	Consists of (i) 359,047 shares of Class A common stock held by the Ritter-Metzler Revocable Trust dated November 6, 2000, and (ii) 15,450,000 shares of Class B common stock held by Emergence Capital Partners II, L.P. (ECP II), as reflected in footnote 12 below. Mr. Ritter, a member of our board of directors, is a member of Emergence GP Partners, LLC (EGP) and has shared voting and dispositive power with regard to the shares directly held by ECP II. Mr. Ritter disclaims beneficial ownership of the securities except to the extent of his pecuniary interest therein.
(9)	Includes (i) 44,412,007 shares of Class B common stock beneficially owned by the directors and named executive officers as reflected in footnotes 2 through 8, (ii) 359,613 shares of Class A common stock beneficially owned by the directors and named executive officers as reflected in footnotes 2 through 8, (iii) 1,341 shares of Class A common stock held directly by an executive officer who is not a named executive, (iv) 21,666 shares of Class A common stock issuable to such officer pursuant to options exercisable within 60 days of March 31, 2015, of which all of the shares were vested as of such date, and (v) 49,667 shares of Class B common stock issuable to such officer pursuant to options exercisable within 60 days of March 31, 2015, of which all of the shares were vested as of such date.
(10)	Based solely on information reported on a Schedule 13G/A filed with the SEC on April 10, 2015, T. Rowe Price Associates, Inc. has sole voting power over 2,415,740 shares of Class A common stock and sole dispositive power over 11,267,990 shares of Class A common stock. According to the filing, T. Rowe Price Associates, Inc. beneficially owns more than five percent of our total outstanding Class A common stock. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.
(11)

Based solely on information reported on a Schedule 13G filed with the SEC on January 9, 2015, BlackRock, Inc. has sole voting power over 7,198,371 shares of Class A common stock and sole dispositive power over 7,453,393 shares of Class A common stock. The subsidiaries included in the report were as follows: BlackRock (Luxembourg) S.A., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock

Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd., and BlackRock Investment Management, LLC. According to the filing, BlackRock Advisors, LLC beneficially owns more than five percent of our total outstanding Class A common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022.
(12)	Based solely on information reported on a Schedule 13G filed with the SEC on February 12, 2015, Wellington Management Group LLP has shared voting power over 4,792,004 shares of Class A common stock and shared dispositive power over 5,613,992 shares of Class A common stock. The address of Wellington Management Group LLP is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.
(13)	Based solely on information reported on a Schedule 13G filed with the SEC on January 21, 2015, JPMorgan Chase & Co. has sole voting power over 4,339,363 shares of Class A common stock and sole dispositive power over 4,681,638 shares of Class A common stock. The subsidiaries included in the report were as follows: JPMorgan Chase Bank, National Association, J.P., Morgan Investment Management Inc., JPMorgan Asset Management (Canada) Inc., and JPMorgan Asset Management (UK) Limited. According to the filing, no such person is known to beneficially own more than five percent of our total outstanding Class A common stock. The address of JPMorgan Chase & Co. is 270 Park Avenue, New York, NY 10017.
(14)	Consists of 15,450,000 shares of Class B common stock held by ECP II. EEP II is the sole general partner of ECP II and EGP is the sole general partner of EEP II. Jason Green, Brian Jacobs and Gordon Ritter are members of EGP and share voting and dispositive power over the shares held by each of these entities. Kevin Spain is a partner of EEP II and shares voting and dispositive power over the shares held by ECP II. Mr. Ritter and Mr. Spain are also members of our board of directors. Each member disclaims beneficial ownership of the securities except to the extent of his pecuniary interest therein. The address of ECP II is 160 Bovet Road, Suite 300, San Mateo, California 94402.
(15)	Consists of 10,973,000 shares of Class B common stock held directly by Ms. Sohn and (ii) 757,000 shares of Class B common stock held by Young Sohn Grantor Retained Annuity Trust dated May 21, 2013.
(16)	Based solely on information reported on a Schedule 13G filed with the SEC on February 17, 2015, Mr. Ramsey has sole voting and dispositive power over 4,830,000 shares, of which (i) 800,000 are shares of Class A common stock and (ii) 4,030,000 are shares are Class B common stock held by Mr. Ramsey.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of January 31, 2015 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, RSUs, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)
Equity compensation plans approved by stockholders	21,199,592	$4.18	8,149,581
Equity compensation plans not approved by stockholders	—	—	—

Total	21,199,592		8,149,581

(1)	The weighted average exercise price does not take into account outstanding restricted stock or RSUs.
(2)	Included in this amount are 4,897,856 shares available for future issuance under the 2013 Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with our directors and executive officers described elsewhere in this proxy statement, the following is a description of each transaction since February 1, 2014 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Amended and Restated Investors’ Rights Agreement

We have entered into an investors’ rights agreement with certain holders of our capital stock, including entities with which certain of our directors are affiliated. These stockholders are entitled to rights with respect to the registration of their shares under the Securities Act.

Employment Arrangements with Immediate Family Members of Our Executive Officers and Directors

Theodore Wallach, a brother of Matthew J. Wallach, our President, has been employed by us since September 2010. Theodore Wallach serves as a senior product manager. During our fiscal year ended January 31, 2015, Theodore Wallach had total cash compensation of $155,659.

Theodore Wallach’s compensation level was based on reference to internal pay equity when compared to the compensation paid to employees in similar positions that were not related to our executive officers and directors. He was also eligible for equity awards on the same general terms and conditions as applicable to other employees in similar positions who were not related to our executive officers and directors.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The indemnification agreements will provide that we indemnify each of our directors, executive officers and such other key employees against any and all expenses incurred by that director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, our restated certificate of incorporation and our amended and restated bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers and other key employees in connection with a legal proceeding.

Policies and Procedures for Related Party Transactions

Pursuant to our code of conduct and audit committee charter, any related party transaction or series of transactions with an executive officer, director, or any of such persons’ immediate family members or affiliates, in which the amount, either individually or in the aggregate, involved exceeds $120,000 must be presented to our audit committee for review, consideration and approval. All of our directors and executive officers are required to report to our audit committee any such related party transaction. In approving or rejecting the proposed transactions, our audit committee shall consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Our audit committee shall approve only those transactions that, in light of known circumstances, are not inconsistent with Veeva’s best interests, as our audit committee determines in the good faith exercise of its discretion.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons, we believe that during fiscal 2015, all Section 16(a) filing requirements were satisfied on a timely basis except that Maja Kristin delinquently filed one Form 4, which reported two transactions, Young Sohn delinquently filed one Form 4, which reported one transaction, and Timothy Cabral delinquently filed one Form 4, which reported one transaction. Ms. Kristin does not own more than 10% of any class of our securities and is no longer required to file Forms 3, 4, or 5 under Section 16(a). Ms. Sohn holds more than 10% of our Class B common stock and, pursuant to SEC regulations, is deemed to own more than 10% of our Class A common stock, assuming a conversion of her shares of Class B common stock, and no other shares of Class B common stock, into Class A common stock.

AUDIT COMMITTEE REPORT

The information contained in the following report of Veeva’s audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Veeva specifically incorporates it by reference.

Role of the Audit Committee

The audit committee operates under a written charter adopted by our board of directors. The audit committee of our board of directors oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our audit committee is responsible for reviewing our disclosure controls and processes, and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our audit committee before we enter into them, as required by applicable rules and listing standards. A more detailed description of the functions and responsibilities of the audit committee can be found in Veeva’s audit committee charter, published on the corporate governance section of Veeva’s website at http://ir.veeva.com/.

The audit committee oversees our financial reporting process on behalf of the board of directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations and ethical business conduct. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

Review of Audited Financial Statements for the Year Ended January 31, 2015

The audit committee has reviewed and discussed with Veeva’s management and KPMG LLP the audited consolidated financial statements of Veeva for the year ended January 31, 2015. The audit committee has also discussed with KPMG LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding communications between our independent registered public accounting firm and audit committee.

The audit committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with KPMG LLP its independence from us.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Veeva’s annual report on Form 10-K for the year ended January 31, 2015 for filing with the Securities and Exchange Commission.

Submitted by the audit committee of the board of directors:

Ronald E. F. Codd (Chair)

Mark Armenante

Paul Sekhri

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as Veeva may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote at your earliest convenience on the Internet or by telephone as instructed, or by executing and returning a proxy card, if you have requested one, in the envelope provided.

THE BOARD OF DIRECTORS

Pleasanton, California

May 5, 2015

ANNUAL MEETING OF STOCKHOLDERS OF

VEEVA SYSTEMS INC.

June 17, 2015

PROXY VOTING INSTRUCTIONS

COMPANY NUMBER	
ACCOUNT NUMBER	

20230304000000000000 6 061715

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Mark Armenante
○ Gordon Ritter

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. To ratify the selection of KPMG LLP as the independent registered public accounting firm of the Company for its fiscal year ending January 31, 2016.	☐	☐	☐
3. Advisory vote to approve named executive officer compensation.	☐	☐	☐

	3 YEARS	2 YEARS	1 YEAR	ABSTAIN
4. Advisory vote on the frequency of future stockholder advisory votes to approve named executive officer compensation	☐	☐	☐	☐

Note: The stockholders may conduct such other business as may properly come before the meeting or any adjournment thereof.

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

VEEVA ANNUAL MEETING SYSTEMS OF STOCKHOLDERS INC. OF June 17, 2015 PROXY VOTING INSTRUCTIONS
INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.
TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
Vote online/phone until 11:59 PM ET on Tuesday, June 16, 2015.
MAIL—Sign, date and mail your proxy card in the envelope COMPANY NUMBER provided as soon as possible.
IN PERSON—You may vote your shares in person by attending the Annual Meeting. Information on attending the Annual ACCOUNT NUMBER Meeting, http://www. including astproxyportal. directions, may com/ast/18559 be found at GO GREEN—e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/18559
————————— Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone. ————————
20230304000000000000 6 061715
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR, “FOR” PROPOSAL 2 AND PROPOSAL 3, AND FOR “3 YEARS” ON PROPOSAL 4. x PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
1. annual To elect meeting: the Board’s two (2) nominees for director to serve until the 2018 2. To registered ratify the public selection accounting of KPMG firm of LLP the Company as the independent for its fiscal FOR AGAINST ABSTAIN NOMINEES: year ending January 31, 2016.
FOR ALL NOMINEES O Mark Armenante
O Gordon Ritter FOR AGAINST ABSTAIN
WITHHOLD AUTHORITY 3. Advisory vote to approve named executive officer compensation.
FOR ALL NOMINEES
FOR ALL EXCEPT 3 2 1
(See instructions below) YEARS YEARS YEAR ABSTAIN
4. Advisory advisory compensation vote votes on to the approve frequency named of future executive stockholder officer
Note: before The the meeting stockholders or any may adjournment conduct such thereof. other business as may properly come
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:
JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038
To indicate changes change your to the the new address registered address on name(s) your in the account, address on the please account space check above. may not the Please be box submitted at note right and that via this method.
Signature of Stockholder Date: Signature of Stockholder Date:
Note: Please title as such. sign exactly If the signer as your is a name corporation, or names please appear sign on full this corporate Proxy. When name shares by duly are authorized held jointly, officer, each giving holder full should title as sign. such. When If signer signing is a as partnership, executor, please administrator, sign in attorney, partnership trustee name or by guardian, authorized please person. give full

VEEVA SYSTEMS INC.
Proxy for Annual Meeting of Stockholders on June 17, 2015 Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Peter P. Gassner, Timothy S. Cabral and Jonathan (“Josh”) Faddis, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Veeva Systems Inc., to be held on Wednesday, June 17, 2015 at 3:30 p.m. local time, at 4637 Chabot Drive, Suite 210, Pleasanton, California 94588, and at any adjournments or postponements thereof, as follows:
This proxy when properly executed will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
(Continued and to be signed on the reverse side.)
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